Exhibit (c)(1)

Sauer-Danfoss Preliminary Valuation Analysis Strictly Private and Confidential February 11, 2013 Citi Corporate and Investment Banking Draft Preliminary Draft - Confidential

Historical Stock Price Performance 03/02/11: Announced Q4 earnings of $2.60 per share in its best quarter ever. 08/03/11: Announced Q2 earnings of $1.54 per share. Raised FY earnings guidance to $4.25-$5.00 per share. 02/29/12: Announced FY12 projections of 0-10% sales growth and $4.00 - $5.00 EPS. 08/1/12: Lowered FY guidance to $3.50 - $4.25 per share. 10/24/12: Reported Q3 earnings of $0.84 per share. 11/03/10: Announced net sales increased by 55% over a year earlier and Q3 earnings of $0.66 per share. 12/22/09: Danfoss announces intention to launch tender offer. Offer Price: $10.10. 4/29/10: Tender Offer expires. Final offer price: $14.00. 07/30/08: Announced Q2 earnings of $0.47 per share. 10/29/08: Announced Q3 earnings of $0.22 per share. Source: FactSet. Market data as of 2/10/13. 03/09/10: Offer price for tender offer increased to $13.25. 04/9/10: Offer price for tender offer increased to $14.00 1 11/28/12: Danfoss A/S offers $49.00 per share to acquire remaining 24.4% stake not already owned. $55.19 Draft 0.00 15.00 30.00 45.00 $60.00 Nov-07 Dec-08 Dec-09 Jan-11 Jan-12 Feb-13 0.0 800.0 1,600.0 2,400.0 3,200.0 Volume S-D

Growth Forecasts—Sauer-Danfoss vs. Hydraulic Players Source: Sauer-Danfoss management projections. Wall Street research for Parker-Hannifin, and Eaton Hydraulics. Note: Eaton does not disclose sales by geography for Hydraulics segment. (1) Includes all of America for S-D but only North America for Parker. (2) Reflects organic growth rate. (3) For the calendar year ending December 31, 2012. Sales Growth S-D Mgmt PH Industrials S-D 2012E Revenue Mix Parker 2012A Industrial Revenue Mix(3) Industrials Americas(1) Industrials International Total ETN Hydraulics(2) 2 2.7% 5.7% 2.3% 3.2% 2013E 2014E North America 51% International 49% China 7% Europe 35% Asia-Pacific 9% Americas 49% 2.1% 6.4% 2.5% 2.8% 1.0% 5.0% 2013E 2014E 1.6% 7.0% 3.1% 2.4% 2013E 2014E

Historical Through the Cycle Margins vs. S-D Forecast Rolling LTM EBIT Margin (2003-2013) Denotes time period during which S-D net sales were >$1.9bn S-D Mgmt 2017E EBIT Margin Source: FactSet, Sauer-Danfoss Management projections. 2008 Revenue Growth: 6% 2012E Revenue Growth: (7%) 3 EBIT Margin: 17% Revenue Growth: 8% 2017 Median EBIT Margin Average: 6.9% (15%) (10%) (5%) 0% 5% 10% 15% 20% Feb-03 Feb-04 Feb-05 Feb-06 Feb-07 Feb-08 Feb-09 Feb-10 Feb-11 Feb-12 Feb-13

Historical Capital Intensity vs. S-D Forecast Rolling LTM Capex as % of Net Sales (2003-2013) Source: FactSet, Sauer-Danfoss management projections. 4 2008 Revenue Growth: 6% 2012E Revenue Growth: (7%) Denotes time period during which S-D net sales were >$1.9bn CapEx: 3.5% of Sales Revenue Growth: 8% 2017 2017E CapEx (% of Sales) Median CapEx (% of Sales) Average 5.2% Draft 0% 2% 4% 6% 8% 10% Feb-03 Feb-04 Feb-05 Feb-06 Feb-07 Feb-08 Feb-09 Feb-10 Feb-11 Feb-12 Feb-13

Preliminary Danfoss Adjustments to S-D Management Forecast Revenue growth for 2014 decreased from 6.4% to 5.0% Adjusted growth rate is higher than 2014 growth rate forecast for Parker Industrials but in line with Eaton Hydraulics Revenue growth for 2015 decreased from 8.3% to 6.0% EBIT margin for 2014 and 2015 decreased from 16.3% and 16.8% to 15.5% and 15.0%, respectively Capital expenditures increased to be more consistent with historical average and periods of higher growth (1) Source: Discussions with Danfoss management. (1) Defined here as EBITDA less CapEx and change in net working capital. 5 ($ in millions) 2012A 2013E 2014E 2015E Revenues $1,916 $1,957 $2,055 $2,178 % growth 2.1% 5.0% 6.0% EBIT 319 312 319 327 % Margin 16.7% 15.9% 15.5% 15.0% D&A 81 82 81 80 EBITDA 400 394 399 407 % Margin 20.9% 20.1% 19.4% 18.7% CapEx 49 80 82 91 % of Revenue 2.6% 4.1% 4.0% 4.2% Change in NWC 33 (39) (17) (23) Unlevered FCF 383 275 300 292

Summary of Financial Projections Revenue EBITDA ($ in millions) Source: Sauer-Danfoss management and discussions with Danfoss management. Sauer-Danfoss Management (as of 1/29/2013) 25% (7%) 2% 2% 6% 5% 8% 6% 8% 8% 22% 21% 20% 20% 20% 19% 20% 18% 20% 20% 22% 21% % Growth: % Margin: Adjusted 42% (45%) 2% 11% 6 2008-2012 CAGR: (2.2%) 2008-2012 CAGR: 15.9% (7%) CAGR '12 - '15 Mgmt Adj. 5.6% 4.4% CAGR '12 - '17 Mgmt Adj. 6.5% -- $221 $20 $358 $458 $400 $394 $421 $460 $495 $527 $400 $394 $399 $407 2008A 2009A 2010A 2011A 2012E 2013E 2014E 2015E 2016E 2017E CAGR '12 - '15 Mgmt Adj. 4.8% 0.6% CAGR '12 - '17 Mgmt Adj. 5.7% --

Summary of Financial Projections (cont’d) EBIT Free Cash Flow (EBITDA – CapEx – Change in NWC) ($ in millions) 19% 20% 15% 15% 16% 15% 16% 15% 16% 16% 20% 20% 18% 17% 16% 16% 16% 15% 17% 14% 17% 17% 16% 17% % Margin: % Margin: (8%) 5% 14% 4% 7 2008-2012 CAGR: 30.4% Sauer-Danfoss Management (as of 1/29/2013) Adjusted Source: Sauer-Danfoss management and discussions with Danfoss management. $110 ($95) $261 $370 $319 $311 $340 $380 $415 $447 $319 $311 $318 $327 2008A 2009A 2010A 2011A 2012E 2013E 2014E 2015E 2016E 2017E CAGR '12 - '15 Mgmt Adj. 6.0% 0.6% CAGR '12 - '17 Mgmt Adj. 7.0% -- $75 $162 $327 $387 $383 $285 $332 $357 $384 $409 $383 $285 $311 $304 2008A 2009A 2010A 2011A 2012E 2013E 2014E 2015E 2016E 2017E

# Preliminary Sauer-Danfoss Valuation Overview

**Draft**


Danfoss Revised Offer Price: $54.00
Current Price: $55.19
S-D Initial Counteroffer: $61.00
Implied Price per Share
$33.16
$56.10
$41.00
$49.75
$49.25
$57.00
$43.75
$52.75
$54.50
$64.25

| Methodology | Implied Price per Share | Comments |
|---|---|---|
| 1 **52-Week High-Low**(1) | $33.16 – $56.10 | • High established Feb. 21, 2012<br>• Low established June 5, 2012 |
| 2 **Comparable Companies**<br>*FV / 2013E EBITDA*<br>*P/E* | $41.00 – $49.75 | • Average of FV/EBITDA and P/E methodologies<br>• 5.5 – 7.0x 2013E Minority Interest Adjusted EBITDA of $339mm<br>– EBITDA adjusted to exclude $55mm assumed to be attributable to minority interest holders<br>– Minority EBITDA assumption to be updated based on further due diligence<br>• 10.5x – 12.5x 2013E Net Income of $176mm |
| 3 **Precedent Squeeze-Outs** | $49.25 – $57.00 | • Range of 25% to 45% 1-day premium to unaffected stock price<br>• Based on minority squeeze-out transactions from January 1, 1999 – January 1, 2013 (2) |
| 4 **DCF – Adjusted Sauer-Danfoss Management Projections** | $43.75 – $52.75 | • WACC of 9.0 – 11.0%<br>• Danfoss adjusted financial forecast for 2013E – 2015E (3 year DCF)<br>• Terminal Year 2015E EBITDA multiple of 6.0 – 7.0x<br>• Minority interest value based on NPV of projected cash outflows to minority interest holders |
| A **DCF – Sauer-Danfoss Management Projections (Seller Approach–For Reference)** | $54.50 – $64.25 | • Potential seller approach to valuation based on Sauer-Danfoss management projections (5 year DCF)<br>• WACC of 9.0 – 11.0%<br>• Terminal Year EBITDA multiple of 6.0 – 7.0x<br>• Terminal year cycle average EBITDA based on average of 2010A – 2017E results<br>• Minority interest valued at book value |

Source: Sauer-Danfoss management and discussions with Danfoss management.
(1) Intraday high-low.
(2) Includes transactions with publicly traded U.S. target, transaction value greater than $100M, at least 51% stake at announcement, 100% stake after, and all cash consideration.

8

Comparable Trading Multiples Firm Value / EBITDA Source: FactSet, Wall Street research, Sauer-Danfoss management projections. Market data as of 2/10/13. Note: Sauer-Danfoss 2013 estimates based on Sauer-Danfoss management forecast. Adjusted for Finco. Firm value adjusted to exclude book value of minority interest. EBITDA excludes EBITDA attributable to minority interest holders. Price / Earnings 2012E Median: 7.2x 2012E Median: 7.4x Tier 1 DI Equipment OEM Components Manufacturers 2012E Median: 13.7x 2012E Median: 13.5x Tier 1 DI Equipment OEM Components Manufacturers (1) 9 Adj(2) 7.1x Unaffected Current Adj(2) 4.9x Adj(2) 4.6x Adj(2) 6.8x Niche Specialized Niche Specialized Unaffected Current 7.6x 9.9x 10.3x 8.6x 6.2x 10.9x 10.1x 8.7x 7.8x 6.6x 5.0x 5.2x 5.0x 7.9x 9.7x 6.7x 7.8x 6.6x 8.5x 10.2x 8.5x 7.3x 6.1x 10.2x 5.0x 3.7x 6.3x 4.4x 6.4x 4.4x SHS Unaffected SHS PH SNHY ETN KOM CAT Nidec ALSN CMI Nabtesco BKN TWIN Kayaba TWI FV / 2012E EBITDA FV / 2013E EBITDA 10.3x 14.4x 13.5x 19.3x 14.9x 15.1x 11.3x 16.7x 13.9x 13.6x 11.2x 10.8x 15.2x 13.5x 19.5x 13.5x 14.0x 11.9x 16.9x 26.5x 14.3x 9.6x 9.3x 11.6x 7.2x 5.9x 5.9x 13.6x 16.4x SHS-Adj SHS PH SNHY ETN KOM CAT Nidec Nabtesco CMI TWIN ALSN TWI BKN Kayaba P / 12E EPS P / 13E EPS SHS Unaffected SHS PH SNHY ETN KOM CAT Nidec ALSN CMI Nabtesco BKN TWIN Kayaba TWI FV / 2012E EBITDA FV / 2013E EBITDA

Key Trailing Multiples Over Time (EBITDA) Source: FactSet. Median of multiples up until announcement of squeeze-out; excludes all multiples over 20x, negative multiples, and S-D multiples over tender offer from 12/21/2009 to 4/29/2010. Since 1/1/2011. Firm Value / LTM EBITDA S-D: 4.4x PH: 6.9x 10 As of squeeze-out announcement 11/27/2012 2.0x 4.0x 6.0x 8.0x 10.0x 12.0x 14.0x Nov-02 Nov-03 Nov-04 Nov-05 Nov-06 Nov-07 Nov-08 Nov-09 Nov-10 Nov-11 Nov-12 S-D PH FV / LTM EBITDA (1) FV / LTM EBITDA (1) Current 1-Year Median 2-Year Median (2) 5-Year Median 10-Year Median PH 7.6x 7.2x 7.6x 8.2x 9.0x S-D 6.3x 4.4x 4.7x 5.6x 7.3x Difference 1.3x 2.8x 2.9x 2.6x 1.7x S-D Relative to PH (%) 83.1% 60.9% 61.4% 68.5% 81.1%

Key Trailing Multiples Over Time (Adjusted EBITDA) Source: FactSet, Sauer-Danfoss projections. EBITDA from minority interest based on discussions with Danfoss management. Median of multiples up until announcement of squeeze-out; excludes all multiples over 20x, and negative multiples. Firm value adjusted to exclude book value of minority interest. EBITDA excludes EBITDA attributable to minority interest holders. Since 1/1/2011. Adjusted Firm Value / LTM EBITDA S-D: 4.5x PH: 6.9x 11 As of squeeze-out announcement 11/27/2012 FV / LTM EBITDA (1) Current 1-Year Median 2-Year Median (3) PH 7.6x 7.2x 7.6x S-D Adj. (2) 6.8x 4.7x 4.9x Difference 0.8x 2.6x 2.7x S-D Relative to PH (%) 89.5% 64.4% 65.0% 2.0x 4.0x 6.0x 8.0x 10.0x 12.0x 14.0x Jan-11 Apr-11 Jul-11 Oct-11 Jan-12 Apr-12 Jul-12 Oct-12 S-D PH

Key Trailing Multiples Over Time (P/E) Source: FactSet. Median of multiples up until announcement of squeeze-out date; excludes all multiples over 40x, negative multiples, and S-D multiples over tender offer from 12/21/2009 to 4/29/2010. Since 1/1/2011. Price / Earnings PH (NTM): 11.8x 12 As of squeeze-out announcement 11/27/2012 S-D (LTM): 9.3x 4.0x 6.0x 8.0x 10.0x 12.0x 14.0x 16.0x 18.0x 20.0x 3-Jan-11 13-Apr-11 22-Jul-11 30-Oct-11 7-Feb-12 17-May-12 25-Aug-12 Sauer-Danfoss Parker P / E (1) Current 1-Year Median 2-Year Median (2) PH (NTM) 13.4x 10.8x 11.0x S-D (LTM) 14.4x 8.3x 8.3x

Key Forward Multiples Over Time Source: FactSet. Note: Market data as of 2/10/2013. Excludes all multiples over 20x and negative multiples. Parker-Hannifin NTM Multiples FV / EBITDA: 7.9x 13 As of 2/10/2013 EV / Net Income: 13.5x 0.0x 5.0x 10.0x 15.0x 20.0x 25.0x 30.0x 35.0x Jan-03 Oct-03 Aug-04 May-05 Feb-06 Nov-06 Aug-07 May-08 Feb-09 Nov-09 Aug-10 May-11 Feb-12 Nov-12 FV / NTM EBITDA EV / NTM Net Income 1-Year Median 5-Year Median 10-Year Median FV / NTM EBITDA 6.5x 7.2x 7.4x EV / NTM Net Income 10.8x 12.0x 13.3x

Comparable Company Valuation Source: Sauer-Danfoss management estimates. EBITDA adjusted to exclude $55mm assumed to be attributable to minority interest holders. Firm value adjusted to exclude minority interest. Firm value to equity value adjustment assumes book value of minority interest. Average per share value value rounded to $0.25 increments. 14 Selected Multiple Range Implied Adj. Firm Value (2) Implied Equity Value Per Share Value 2013E Metric Low High Low High Low High Low High 2013 EBITDA (1) $339 5.5x 7.0x $1,864 $2,372 $2,123 $2,632 $43.80 $54.28 2013 Net Income 176 10.5x 12.5x 1,591 1,943 1,850 2,202 $38.16 $45.43 Average Value (3) $1,727 $2,158 $1,987 $2,417 $41.00 $49.75

Minority Squeeze-Out Precedent Premiums Assumptions Based on 38 minority squeeze-out transactions from January 1999 through January 2013: Publicly traded U.S. target Transaction value greater than $100mm At least 51% stake at announcement, 100% stake after All cash consideration Premium to Unaffected Stock Price Source: Citi Deal Intelligence System. 15 Initial counteroffer of $61.00: 54.9% premium to unaffected price 87th percentile of precedent 1-day squeeze-out premiums % Change Initial Offer Premium to Final Offer 1-Day 1-Month High 88.5% 140.0% 154.7% Top Quartile 21.5% 46.3% 54.8% Median 14.0% 35.1% 33.7% Low 0.0% 6.5% 7.1%

S-D DCF Analysis: Adjusted S-D Management Forecast Assumptions Source: Adjustments to Sauer-Danfoss management forecast based on discussions with Danfoss management. Management tax rate estimate of 30%. Changes in accrued liabilities, other current assets, pensions and post retirement benefits, and restructuring. Unaffected share price of $39.38 (closing price on 11/27/2012). Valuation date as of January 1st, 2013 2013 – 2015 projections based on Danfoss guidance Terminal year EBITDA multiple based on 2015E results Assumes 2015E revenue representative of cycle average Assumes cycle average operating margin of 15.0% Assumes $259.4mm of net cash, and 48.5mm of diluted shares Assumes $407.6mm DCF value of minority interest 16 Enterprise Value Implied Value Per Share Terminal Year EBITDA Multiple Terminal Year EBITDA Multiple 6.00x 6.25x 6.50x 6.75x 7.00x WACC 9.0% $2,370 $2,448 $2,527 $2,605 $2,684 9.5 2,340 2,417 2,495 2,572 2,650 10.0 2,310 2,387 2,463 2,539 2,616 10.5 2,281 2,357 2,432 2,507 2,583 11.0 2,253 2,327 2,401 2,476 2,550 Implied Perpetuity Growth Rate Premium / (Discount) to Unaffected Share Price (3) Terminal Year EBITDA Multiple Terminal Year EBITDA Multiple 6.00x 6.25x 6.50x 6.75x 7.00x WACC 9.0% 0.6% 1.0% 1.2% 1.5% 1.8% 9.5 1.1 1.4 1.7 2.0 2.2 10.0 1.6 1.9 2.2 2.4 2.7 10.5 2.0 2.3 2.6 2.9 3.2 11.0 2.5 2.8 3.1 3.4 3.6 Projected FY Ending December 31, Terminal ($ in millions) 2013E 2014E 2015E Year Adj. Revenue 1,957 2,055 2,178 2,178 % YoY Growth 2.1% 5.0% 6.0% -- EBITDA $394 $399 $407 $407 EBITDA Margin 20.1% 19.4% 18.7% 18.7% Less: D&A (83) (81) (80) (80) EBIT $312 $319 $327 $327 Operating Margin 15.9% 15.5% 15.0% 15.0% Less: Taxes (1) (93) (96) (98) (98) Net Operating Profit After Tax $218 $223 $229 $229 Plus: Depreciation & Amortization 83 81 80 80 Less: Capital Expenditures (80) (82) (91) (80) Plus: Sale of PP&E 0 4 0 0 Less: Increases in Net Working Capital (39) (17) (23) (23) Plus: Other (2) 1 (7) (3) (3) Unlevered Free Cash Flow 0 $183 $202 $191 $203 Terminal Year EBITDA $407 Implied Value Per Share Terminal Year EBITDA Multiple 6.00x 6.25x 6.50x 6.75x 7.00x WACC 9.0% $45.82 $47.44 $49.06 $50.68 $52.30 9.5 45.20 46.80 48.40 50.00 51.59 10.0 44.60 46.17 47.75 49.32 50.90 10.5 44.00 45.55 47.11 48.66 50.22 11.0 43.41 44.94 46.48 48.01 49.54

S-D DCF Analysis: S-D Management Forecast (Seller Approach) Assumptions Source: Sauer-Danfoss management projections. Management tax rate estimate of 30%. Changes in accrued liabilities, other current assets, pensions and post retirement benefits and restructuring costs. Unaffected share price of $39.38 (closing price on 11/27/2012). Valuation date as of January 1st, 2013 2013 – 2017 projections provided by management Terminal year EBITDA multiple based on average of 2010A – 2017E results Assumes $259.4mm of net cash and 48.5mm of diluted shares Assumes $94.9mm book value of minority interest 17 Enterprise Value Implied Value Per Share Terminal Year EBITDA Multiple Terminal Year EBITDA Multiple 6.00x 6.25x 6.50x 6.75x 7.00x WACC 9.0% $2,584 $2,655 $2,726 $2,798 $2,869 9.5 2,533 2,603 2,672 2,742 2,812 10.0 2,484 2,552 2,620 2,688 2,756 10.5 2,436 2,502 2,569 2,636 2,702 11.0 2,389 2,454 2,519 2,584 2,649 Implied Perpetuity Growth Rate Premium / (Discount) to Unaffected Share Price (3) Terminal Year EBITDA Multiple Terminal Year EBITDA Multiple 6.00x 6.25x 6.50x 6.75x 7.00x WACC 9.0% 0.4% 0.7% 1.0% 1.3% 1.5% 9.5 0.9 1.2 1.5 1.8 2.0 10.0 1.3 1.6 1.9 2.2 2.5 10.5 1.8 2.1 2.4 2.7 2.9 11.0 2.2 2.6 2.9 3.1 3.4 Projected Fiscal Year Ending December 31, Terminal 2013E 2014E 2015E 2016E 2017E Year Adj. Revenue $1,957 $2,081 $2,254 $2,436 $2,629 $2,629 % YoY Growth 2.1% 6.4% 8.3% 8.1% 7.9% -- EBITDA $394 $421 $460 $495 $527 $439 EBITDA Margin 20.1% 20.2% 20.4% 20.3% 20.0% 16.7% Less: D&A (83) (81) (80) (80) (80) (80) 0 0 0 0 0 0 0 0 0 0 EBIT $312 $340 $380 $415 $447 $359 Operating Margin 15.9% 16.4% 16.9% 17.0% 17.0% 13.7% Less: Taxes (1) (93) (102) (114) (124) (134) (108) 0 0 0 0 0 0 0 0 0 0 Net Operating Profit After Tax $218 $238 $266 $290 $313 $251 Plus: Depreciation & Amortization 83 81 80 80 80 80 Less: Capital Expenditures (80) (82) (91) (98) (105) (80) Plus: Sale of PP&E 0 4 0 0 0 0 Less: Increases in Net Working Capital (39) (17) (23) (24) (26) (26) Plus: Other (2) 1 (7) (3) (2) 0 0 0 0 0 0 0 0 0 0 0 0 Unlevered Free Cash Flow 0 $183 $217 $229 $246 $262 $226 Terminal Year EBITDA (2010-2017 Cycle Average) $439 Implied Value Per Share Terminal Year EBITDA Multiple 6.00x 6.25x 6.50x 6.75x 7.00x WACC 9.0% $56.68 $58.15 $59.62 $61.10 $62.57 9.5 55.64 57.08 58.52 59.95 61.39 10.0 54.62 56.03 57.43 58.84 60.25 10.5 53.63 55.01 56.38 57.75 59.13 11.0 52.67 54.01 55.35 56.70 58.04

Offer Price Sensitivity Source: Sauer-Danfoss management projections. Note: Market prices as of 2/10/2013. Firm value excludes minority interest. 2013E EBITDA excludes $55mm in EBITDA attributable to minority interest. Based on S-D management forecast for 2013E. Unaffected share price of $39.38 (closing price on 11/27/2012). (2) 18 (1) (2) (3) Unaffacted Danfoss Current S-D ($ in mm) Price (3) Offer Price Price Share Price Proposal Parker Price 39.38 54.00 55.19 55.00 56.00 57.00 58.00 59.00 60.00 61.00 94.32 Premium to unaffected share price -- 37.1% 40.1% 39.7% 42.2% 44.7% 47.3% 49.8% 52.4% 54.9% Premium to current share price (28.6%) (2.2%) -- (0.3%) 1.5% 3.3% 5.1% 6.9% 8.7% 10.5% Diluted Shares 48.481 48.481 48.481 48.481 48.481 48.481 48.481 48.481 48.481 48.481 Implied equity value 1,909 2,618 2,676 2,666 2,715 2,763 2,812 2,860 2,909 2,957 14,071 Net Debt (259) (259) (259) (259) (259) (259) (259) (259) (259) (259) Firm Value Excl. Minority Interest 1,650 2,359 2,416 2,407 2,456 2,504 2,553 2,601 2,649 2,698 Minority Interest (Book Value) 95 95 95 95 95 95 95 95 95 95 Firm Value 1,745 2,454 2,511 2,502 2,550 2,599 2,647 2,696 2,744 2,793 15,422 Valuation Adj. FV / 2013E Adj. EBITDA 339 4.9x 7.0x 7.1x 7.1x 7.2x 7.4x 7.5x 7.7x 7.8x 8.0x FV / 2013E EBITDA 394 4.4x 6.2x 6.4x 6.4x 6.5x 6.6x 6.7x 6.8x 7.0x 7.1x 7.9x 2013 PE 176 10.8x 14.9x 15.2x 15.1x 15.4x 15.7x 16.0x 16.2x 16.5x 16.8x 13.5x Implied Premium 52 week high (2/21/2012) 56.10 (29.8%) (3.7%) (1.6%) (2.0%) (0.2%) 1.6% 3.4% 5.2% 7.0% 8.7% 52 week low (6/5/2011) 33.16 18.8% 62.8% 66.4% 65.9% 68.9% 71.9% 74.9% 77.9% 80.9% 84.0% VWAP since Announcement 55.19 (28.6%) (2.2%) -- (0.3%) 1.5% 3.3% 5.1% 6.9% 8.7% 10.5% Rolling 30D VWAP 53.21 (26.0%) 1.5% 3.7% 3.4% 5.2% 7.1% 9.0% 10.9% 12.8% 14.6% 60D VWAP 51.90 (24.1%) 4.0% 6.3% 6.0% 7.9% 9.8% 11.8% 13.7% 15.6% 17.5% 90D VWAP 49.26 (20.1%) 9.6% 12.0% 11.7% 13.7% 15.7% 17.7% 19.8% 21.8% 23.8%

Appendix

Valuation of Minority Interest in Sauer-Danfoss Assumptions Valuation date as of January 1st, 2013 2013 – 2015 projected minority interest payments based on management guidance Assumes mid-point perpetuity growth rate of 2%, based on implied perpetuity growth of Sauer-Danfoss business Minority Interest Cash Flows 19 Present Value of Minority Interest Cash Flows Source: Sauer-Danfoss management projections. Perpetuity Growth Rate 1.0% 1.5% 2.0% 2.5% 3.0% NPV of Minority Interest Cash Flows 9.0% $415 $439 $466 $497 $534 9.5 390 411 435 462 493 10.0 369 387 408 431 458 10.5 349 365 384 404 427 11.0 332 346 362 380 401 Projected FY Ending December 31, Terminal ($ in millions) 2013E 2014E 2015E Year Minority Interest Payments $32.0 $33.0 $34.0 $34.0 % Growth 3.2% 3.1% 3.0%

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